UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 5, 2007

STARMED GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33153	52-2220728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2029 Century Park East, Suite 1112, Los Angeles, CA 90067
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 310-226-2555

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events

StarMed Group, Inc. has elected to terminate the Asset Purchase Agreement, dated December 14, 2006, and any and all subsequent addendum and amendments thereof, by and between RADIUS WELLCARE CORPORATION and STARMED GROUP, INC., effective yesterday, April 5, 2007.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits Furnished.

99.1-Press Release, dated April 6, 2007.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2007
STARMED GROUP, INC.

By:	/s/ Herman Rappaport
Herman Rappaport, President

 EXHIBIT INDEX

Number            Description

99.1            Press Release, dated April 6, 2007.

EXHIBIT 99.1

PRESS RELEASE

Press Release                Source: StarMed Group, Inc.

StarMed Group Terminates Asset Purchase Agreement With Radius WellCare Corporation

Friday April 6, 2:36 pm ET

LOS ANGELES, CA--(MARKET WIRE)--Apr 6, 2007 -- StarMed Group, Inc. (OTC BB:SMEG.OB - News) has elected to terminate the Asset Purchase Agreement, dated December 14, 2006, and any and all subsequent addendum and amendments thereof, by and between RADIUS WELLCARE CORPORATION and STARMED GROUP, INC., effective yesterday, April 5, 2007.

For more information, go to their detailed web site at www,starmedgroup.com

SAFE HARBOR STATEMENT: THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECTS INTERESTS, THE COMPANY’S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS WHILE OBTAINING ADEQUATE FINANCING TO ENABLE THE COMPANY TO ACHIEVE ITS GOALS. THESE STATEMENTS ARE MADE UNDER THE SAFE HARBOR PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISK AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

Contact:
Herman Rappaport
CEO
StarMed Group, Inc.
310.226.2555

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Source: StarMed Group, Inc.